EXHIBIT 99.1

Allison Transmission Announces Third Quarter 2023 Results

*	Net sales of $736 million, up 4% year over year

*	Net Income of $158 million, up 14% year over year

*	Diluted EPS of $1.76, up 21% year over year

INDIANAPOLIS, October 25, 2023 – Allison Transmission Holdings Inc. (NYSE: ALSN), today reported third quarter net sales of $736 million, a 4 percent increase from the same period in 2022 and diluted EPS of $1.76, a 21 percent increase from the same period in 2022.

David S. Graziosi, Chairman and Chief Executive Officer of Allison Transmission commented, “Allison’s third quarter 2023 results demonstrate the sustained strength in our North America On-Highway and Service Parts end markets and the continued focus of our team to drive operational and financial performance. We continue to realize solid year over year EBITDA growth, up 9 percent on net sales growth of 4 percent. The increase in net sales was also surpassed by an even stronger increase in diluted EPS, up 21 percent. Furthermore, our team’s efforts toward price realization and cost mitigation drove gross margin expansion of 230 basis points year over year.”

Graziosi continued, “During the third quarter, we paid a quarterly dividend of $0.23 per share and repurchased $20 million of shares of our common stock. Allison remains committed to our capital allocation priorities by investing in the business while returning capital to shareholders, with nearly 4 percent of shares outstanding repurchased in 2023. Given third quarter results and current end markets conditions, we are reaffirming our full year 2023 guidance provided to the market on July 27.”

Third Quarter Financial Highlights

Net sales for the quarter were $736 million. Year over year results were improved by:

•

A $36 million increase in net sales in the North America On-Highway end market principally driven by strength in customer demand for Class 8 vocational and medium-duty trucks and price increases on certain products,

•

A $14 million increase in net sales in the Service Parts, Support Equipment and Other end market principally driven by strength in North America On-Highway service parts and support equipment and price increases on certain products, and

•	An $8 million increase in net sales in the Defense end market principally driven by increased demand for Tracked and Wheeled vehicle applications.

Net income for the quarter was $158 million. Diluted EPS for the quarter was $1.76. Adjusted EBITDA, a non-GAAP financial measure, for the quarter was $267 million. Net cash provided by operating activities for the quarter was $212 million. Adjusted free cash flow, a non-GAAP financial measure, for the quarter was $182 million.

Third Quarter Net Sales by End Market

End Market	Q3 2023 Net Sales ($M)	Q3 2022 Net Sales ($M)	% Variance
North America On-Highway	$376	$340	11%
North America Off-Highway	$9	$24	(63%)
Defense	$43	$35	23%
Outside North America On-Highway	$118	$118	0%
Outside North America Off-Highway	$19	$36	(47%)
Service Parts, Support Equipment & Other	$171	$157	9%

Total Net Sales	$736	$710	4%

Third Quarter Financial Results

Gross profit for the quarter was $357 million, an increase of $29 million from $328 million for the same period in 2022. The increase in gross profit was principally driven by price increases on certain products, partially offset by higher manufacturing expense.

Selling, general and administrative expenses for the quarter were $86 million, an increase of $8 million from $78 million for the same period in 2022.

Engineering – research and development expenses for the quarter were $49 million, an increase of $2 million from $47 million for the same period in 2022.

Net income for the quarter was $158 million, an increase of 14 percent from $139 million for the same period in 2022. The increase was principally driven by higher gross profit partially offset by increased selling, general and administrative expense.

Net cash provided by operating activities was $212 million, an increase of $5 million from $207 million for the same period in 2022. The increase was principally driven by higher gross profit partially offset by higher cash income taxes.

Third Quarter Non-GAAP Financial Measures

Adjusted EBITDA for the quarter was $267 million, an increase of $22 million from $245 million for the same period in 2022. The increase in Adjusted EBITDA was principally driven by higher gross profit partially offset by increased selling, general and administrative expenses.

Adjusted free cash flow for the quarter was $182 million, flat from the same period in 2022 driven by increased net cash provided by operating activities offset by increased capital expenditures.

2023 Guidance Update

Given third quarter results and current end markets conditions, we are reaffirming our full year 2023 guidance provided to the market on July 27. Allison expects 2023 Net Sales in the range of $2.96 to $3.04 billion, Net Income in the range of $575 to $625 million, Adjusted EBITDA in the range of $1.05 to $1.11 billion, Net Cash Provided by Operating Activities in the range of $675 to $725 million, Capital Expenditures in the range of $125 to $135 million, and Adjusted Free Cash Flow in the range of $550 to $590 million.

Our 2023 net sales guidance reflects higher customer demand in the Global On-Highway and Service Parts, Support Equipment & Other end markets, price increases on certain products and the continued execution of growth initiatives.

Conference Call and Webcast

The company will host a conference call at 5:00 p.m. ET on Wednesday, October 25, 2023 to discuss its third quarter 2023 results. The dial-in phone number for the conference call is +1-877-425-9470 and the international dial-in number is +1-201-389-0878. A live webcast of the conference call will also be available online at http://ir.allisontransmission.com.

For those unable to participate in the conference call, a replay will be available from 9:00 p.m. ET on October 25 until 11:59 p.m. ET on November 8. The replay dial-in phone number is +1-844-512-2921 and the international replay dial-in number is +1-412-317-6671. The replay passcode is 13741446.

About Allison Transmission

Allison Transmission (NYSE: ALSN) is a leading designer and manufacturer of propulsion solutions for commercial and defense vehicles and the largest global manufacturer of medium- and heavy-duty fully automatic transmissions that Improve the Way the World Works. Allison products are used in a wide variety of applications, including on-highway trucks (distribution, refuse, construction, fire and emergency), buses (school, transit and coach), motorhomes, off-highway vehicles and equipment (energy, mining and construction applications) and defense vehicles (tactical wheeled and tracked). Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA. With a presence in more than 150 countries, Allison has regional headquarters in the Netherlands, China and Brazil, manufacturing facilities in the USA, Hungary and India, as well as global engineering resources, including electrification engineering centers in Indianapolis, Indiana, Auburn Hills, Michigan and London in the United Kingdom. Allison also has more than 1,600 independent distributor and dealer locations worldwide. For more information, visit allisontransmission.com.

Forward-Looking Statements

This press release contains forward-looking statements. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: our participation in markets that are competitive; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs, including with respect to electric hybrid and fully electric commercial vehicles; increases in cost, disruption of supply or shortage of labor, freight, raw materials, energy or components used to manufacture or transport our products or those of our customers or suppliers, including as a result of geopolitical risks, wars and pandemics; global economic volatility; general economic and industry conditions, including the risk of recession; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers or suppliers; the duration and spread of the COVID-19 pandemic, including new variants of the virus and the pace and availability of vaccines and boosters, mitigating efforts deployed by government agencies and the public at large, and the overall impact from such outbreak on economic conditions, financial market volatility and our business, including but not limited to the operations of our manufacturing and other facilities, the availability of labor, our supply chain, our distribution processes and demand for our products and the corresponding impacts to our net sales and cash flow; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; the concentration of our net sales in our top five customers and the loss of any one of these; the failure of markets outside North America to increase adoption of fully automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; U.S. and foreign defense spending; risks associated with our international operations, including acts of war and increased trade protectionism; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to identify, consummate and effectively integrate acquisitions and collaborations; risks related to our indebtedness; and other risks and uncertainties associated with our business described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations and risks related to our indebtedness.

Use of Non-GAAP Financial Measures

This press release contains information about Allison’s financial results and forward-looking estimates of financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. Non-GAAP financial measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

We use Adjusted EBITDA and Adjusted EBITDA as a percent of net sales to measure our operating profitability. We believe that Adjusted EBITDA and Adjusted EBITDA as a percent of net sales provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability and comparability with other companies. Adjusted EBITDA as a percent of net sales is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted EBITDA is Net income. The most directly comparable GAAP measure to Adjusted EBITDA as a percent of net sales is Net Income as a percent of net sales. Adjusted EBITDA is calculated as the earnings before interest expense, net, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by Allison Transmission, Inc.’s, the Company’s wholly-owned subsidiary, Second Amended and Restated Credit Agreement. Adjusted EBITDA as a percent of net sales is calculated as Adjusted EBITDA divided by net sales.

We use Adjusted Free Cash Flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for the repayment of debt, stockholder distributions and strategic opportunities, including investing in our business. We believe that Adjusted Free Cash Flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted Free Cash Flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted Free Cash Flow is Net cash provided by operating activities. Adjusted Free Cash Flow is calculated as Net cash provided by operating activities, after additions of long-lived assets.

Attachments

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Reconciliation of GAAP to Non-GAAP Financial Measures

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

Contacts

Jackie Bolles

Executive Director, Treasury and Investor Relations

jacalyn.bolles@allisontransmission.com

(317) 242-7073

Claire Gregory

Director, Global External Communications

claire.gregory@allisontransmission.com

(317) 694-2065

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, dollars in millions, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net sales	$736	$710	$2,260	$2,051
Cost of sales	379	382	1,161	1,092

Gross profit	357	328	1,099	959
Selling, general and administrative	86	78	265	231
Engineering - research and development	49	47	140	136

Operating income	222	203	694	592
Interest expense, net	(27)	(29)	(83)	(88)
Other (expense) income, net	(2)	(15)	10	(28)

Income before income taxes	193	159	621	476
Income tax expense	(35)	(20)	(118)	(86)

Net income	$158	$139	$503	$390

Basic earnings per share attributable to common stockholders	$1.76	$1.46	$5.53	$4.02

Diluted earnings per share attributable to common stockholders	$1.76	$1.45	$5.53	$4.02

Allison Transmission Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, dollars in millions)

	September 30, 2023	December 31, 2022
ASSETS
Current Assets
Cash and Cash Equivalents	$501	$232
Accounts receivable, net	372	363
Inventories	281	224
Other current assets	63	47

Total Current Assets	1,217	866
Property, plant and equipment, net	763	763
Intangible assets, net	844	878
Goodwill	2,075	2,075
Other non-current assets	88	89

TOTAL ASSETS	$4,987	$4,671

LIABILITIES
Current Liabilities
Accounts payable	$238	$195
Product warranty liability	23	33
Current portion of long-term debt	6	6
Deferred revenue	44	38
Other current liabilities	193	208

Total Current Liabilities	504	480
Product warranty liability	36	24
Deferred revenue	94	93
Long-term debt	2,498	2,501
Deferred income taxes	511	536
Other non-current liabilities	160	163

TOTAL LIABILITIES	3,803	3,797
TOTAL STOCKHOLDERS’ EQUITY	1,184	874

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,987	$4,671

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, dollars in millions)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$212	$207	$546	$433
Net cash used for investing activities (a) (b)	(30)	(25)	(71)	(93)
Net cash used for financing activities	(31)	(123)	(205)	(285)
Effect of exchange rate changes on cash	(1)	(1)	(1)	(2)

Net increase in cash and cash equivalents	150	58	269	53
Cash and cash equivalents at beginning of period	351	122	232	127

Cash and cash equivalents at end of period	$501	$180	$501	$180

Supplemental disclosures:
Income taxes paid	$(43)	$(26)	$(164)	$(85)
Interest paid	$(31)	$(27)	$(95)	$(84)
Interest received from interest rate swaps	$5	$—	$8	$—

(a) Additions of long-lived assets	$(30)	$(25)	$(73)	$(75)
(b) Business acquisitions	$—	$—	$—	$(23)

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, dollars in millions)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net income (GAAP)	$158	$139	$503	$390
plus:
Income tax expense	35	20	118	86
Interest expense, net	27	29	83	88
Depreciation of property, plant and equipment	28	29	81	82
Amortization of intangible assets	11	12	33	35
Stock-based compensation expense (a)	6	5	17	14
Technology-related investments gain (b)	—	—	(3)	(6)
Unrealized loss (gain) on marketable securities (c)	2	9	(1)	20
Unrealized loss on foreign exchange (d)	—	2	—	5
Acquisition-related earnouts (e)	—	—	—	2

Adjusted EBITDA (Non-GAAP)	$267	$245	$831	$716

Net sales (GAAP)	$736	$710	$2,260	$2,051
Net income as a percent of net sales (GAAP)	21.5%	19.6%	22.3%	19.0%
Adjusted EBITDA as a percent of net sales (Non-GAAP)	36.3%	34.5%	36.8%	34.9%
Net cash provided by operating activities (GAAP)	$212	$207	$546	$433
Deductions to Reconcile to Adjusted Free Cash Flow:
Additions of long-lived assets	(30)	(25)	(73)	(75)

Adjusted free cash flow (Non-GAAP)	$182	$182	$473	$358

(a)	Represents stock-based compensation expense (recorded in Cost of sales, Selling, general and administrative, and Engineering – research and development).
(b)	Represents gains (recorded in Other (expense) income, net) related to investments in co-development agreements to expand our position in propulsion solution technologies.
(c)	Represents losses (gains) (recorded in Other (expense) income, net) related to an investment in the common stock of Jing-Jin Electric Technologies Co. Ltd.
(d)	Represents losses (recorded in Other (expense) income, net) on intercompany financing transactions for our India facility.
(e)	Represents expenses (recorded in Selling, general and administrative, Engineering - research and development) for earnouts related to our acquisition of Vantage Power Limited.

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

(Unaudited, dollars in millions)

	Guidance Year Ending December 31, 2023
	Low	High
Net Income (GAAP)	$575	$625
plus:
Depreciation and amortization	175	175
Income tax expense	161	171
Interest expense, net	118	118
Stock-based compensation expense (a)	24	24
Technology-related investments gain (b)	(3)	(3)

Adjusted EBITDA (Non-GAAP)	$1,050	$1,110

Net Cash Provided by Operating Activities (GAAP)	$675	$725
(Deductions) to Reconcile to Adjusted Free Cash Flow:
Additions of long-lived assets	$(125)	$(135)

Adjusted Free Cash Flow (Non-GAAP)	$550	$590

(a)	Represents stock-based compensation expense (recorded in Cost of sales, Selling, general and administrative, and Engineering – research and development).
(b)	Represents gains (recorded in Other (expense) income, net) related to investments in co-development agreements to expand our position in propulsion solution technologies.